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                               ADVISORY AGREEMENT

         THIS ADVISORY AGREEMENT (the "Agreement") is made and entered into as of the 2nd day of January, 2003 and through the period ending the 3 1st day of December, 2003 by and between Virtgame Corporation, a Delaware corporation, with a business address at 6969 Corte Santa Fe, Suite A, San Diego, CA 92121 (the "Company"), and Lighthouse Financial Group, LLC, a Delaware limited liability company, with a business address at 420 Lexington Avenue, Suite 360, New York, NY, 10170 (the "Advisor").

                                    RECITALS

1. Advisor has expertise in the area of the Company's financial and business matters and is willing to provide Advisory services to the Company.

2. The Company is willing to engage Advisor as an Advisor, and not as an employee, on the terms and conditions set forth herein.

                                    AGREEMENT

         In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

         1. ENGAGEMENT.

                  a. The Company hereby engages Advisor to render, as an Advisor, the Advisory services described in Exhibit A hereto and such other services as may be agreed to in writing by the Company and Advisor from time to time.

                  b. Advisor hereby accepts the engagement to provide Advisory services to the Company on the terms and conditions set forth herein.

          2. TERM. This Agreement will commence on the date first written above, and will continue until December 31, 2003, unless terminated by mutual agreement of the parties.

         3. COMPENSATION.

                  a. In consideration of the services to be performed by Advisor, the Company agrees to pay Advisor in the manner and at the rates set forth in Exhibit A.

                  b. Out of pocket expenses incurred by Advisor that are authorized by the Company in advance in writing shall be reimbursed by Company to Advisor.

         4. ADVISOR'S BUSINESS ACTIVITIES.

                  a. During the term of this Agreement, Advisor will engage in no business or other activities, which are or may be, directly or indirectly, competitive with the business activities of the Company without obtaining the prior written consent of the Company.

                  b. Advisor shall devote such time, attention and energy to the business and affairs of the Company as requested by the Company.

         5. CONFIDENTIAL INFORMATION AND ASSIGNMENTS. Advisor is simultaneously executing a non-disclosure non-circumvent agreement. The obligations under the non-disclosure non-circumvent agreement shall survive termination of this Agreement for any reason.

          6. INTERFERENCE WITH THE COMPANY'S BUSINESS.

                  a. Notwithstanding any other provision of this Agreement, for a period of one year after termination of this Agreement, Advisor shall not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any person employed or under contract (whether as a Advisor, employee or otherwise) by or to the Company during the period of such person's association with the Company and one year thereafter.

                  b. Notwithstanding any other provision of this Agreement, and to the fullest extent permitted by law, for a period of one year after termination of this Agreement, Advisor shall not, directly or indirectly, solicit any clients or customers of the Company. Advisor agrees that such solicitation would necessarily involve disclosure or use of confidential information in breach of the Confidential Information and Invention Assignment Agreement.

         7. REPRESENTATIONS AND WARRANTIES.

                  a. Advisor represents and warrants (i) that Advisor has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Advisor's undertaking this relationship with the Company, (ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party, (iii) that Advisor will not use in the performance of his responsibilities under this Agreement any confidential information or trade secrets of any other person or entity and (iv) that Advisor has not entered into or will enter into any agreement (whether oral or written) in conflict with this Agreement.


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                  b.       The Company, and each of the companies under its
                           control (each a -2- "Subsidiary," and collectively, the "Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted. The Company and each subsidiary is duly qualified to do business in the states or jurisdictions where it or they are incorporated and/or qualified to do business, as the case may be. Except as set forth in
                           Schedule 7(b), there is no jurisdiction in which the conduct the Company's or Subsidiary's business or ownership or leasing of its properties requires it to be qualified to do business as a foreign corporation, except where such qualifications have been obtained or the failure to be so qualified would not have a material adverse effect on the business, financial condition or prospects of the Company or such Subsidiary. The Company has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement, including the issuance of the options described herein. The Company further represents and warrants that it will cause the option agreements furnished by Advisor to be promptly executed, which agreements shall include in reasonable detail the terms described in paragraphs 2b. and c. of Exhibit A hereto.

         8. INDEMNIFICATION.

                  a. Advisor hereby indemnifies and agrees to defend and hold harmless the Company from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys' fees, arising out of or relating to the services performed by Advisor under this Agreement or the representations and warranties made by Advisor pursuant to paragraph 7 hereof. Advisor's obligations under this paragraph 8 hereof shall survive the termination, for any reason, of this Agreement.

                  b. Company hereby indemnifies and agrees to defend and hold harmless the Advisor from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys' fees, arising out of or relating to the performance of its obligations under this Agreement or the representations and warranties made by the Company pursuant to paragraph 7b. hereof.

         9. ATTORNEYS FEES. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the party or parties against whom enforcement was sought.

                                       -3-

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          10. ENTIRE AGREEMENT. This Agreement, contains the entire
understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof

          11. AMENDMENT. This Agreement may be amended only by in writing signed by Advisor and by a representative of the Company duly authorized.

          12. SEVERABILITY. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

          13. RIGHTS CUMULATIVE. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

          14. NONWAIVER. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

          15. REMEDY FOR BREACH. The parties hereto agree that, in the event of breach or threatened breach of this Agreement, the damage or imminent damage to the value and the goodwill of the Company's business will be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Advisor in the event of any breach or threatened breach by Advisor, in addition to any other relief (including damages and the right of the Company to stop payments hereunder which is hereby granted) available to the Company under this Agreement or under law.

          16. AGREEMENT TO PERFORM NECESSARY ACTS. Advisor agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

          17. ASSIGNMENT. This Agreement may not be assigned by Advisor without the Company's prior written consent. This Agreement may be assigned by the Company in connection with a merger or sale of all or substantially all of its assets, and in other instances with the Advisor's consent which consent shall not be unreasonably withheld or delayed.

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         18. COMPLIANCE WITH LAW. In connection with his services rendered hereunder, Advisor agrees to abide by all federal, state, and local laws, ordinances and regulations.

          19. ADVISOR. The relationship between Advisor and the Company is that of Advisor under an advisory arrangement. This Agreement is not authority for Advisor to act for the Company as its agent or make commitments for the Company. Advisor will not be eligible for any employee benefits, nor will the company make deductions from fees to the Advisor for taxes, insurance, bonds or the like. Advisor retains the discretion in performing the tasks assigned, within the scope of work specified.

         20. TAXES. Advisor agrees to pay all appropriate local, state and federal taxes.

         21. GOVERNING LAW. This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

THE COMPANY:                              Virtgame Corporation


                                          By: /s/ Bruce Merati
                                              ----------------------------------
                                              Bruce Merati
                                              CFO

THE ADVISOR:                              Lighthouse Financial Group, LLC

                                          By: /s/ Robert J. Bradley
                                              ----------------------------------
                                              Robert J. Bradley, Managing Member






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                                    Exhibit A
                                    ---------

          1. Description of Services to be Rendered:

                  a. The Company further appoints the Advisor to act in its behalf to introduce a broker dealer to act as a Placement Agent and to form and manage a selling group to sell an Offering. The Company maintains the right in its sole discretion to approve or disapprove any potential member of the selling group.

                  b. The Company agrees that the Advisor may act as a Placement Agent or selling group member in any best-efforts Offering for up to 20% of the Offering commenced by the introduced broker-dealer.

                  c. To act as an Advisor for any type of strategic financing for the Company, whether it is a direct investment into the Company or a bridge financing. Compensation: to be discussed separately from this Agreement on a case-by-case basis if Advisor is found to be the Finder of the financing.

                  d. To assist the Company on introductions to other NYSE and/or NASD member firms.

                  e. To assist the Company in current marketing and advertising contracts.

                  f. To assist the Company in any road show for the benefit of any Offering.

         2. Compensation:

                  a. Advisory fee in the amount of $120,000.00 for the term of this agreement. The payments shall be made in the amount of $ 10,000.00 a month by wire transfer due on or before the last day of every month.

                  b. Engagement fee in the amount of 600,000 options of the common stock of the Company, with a cash-less exercise, exercisable for five (5) years at $0.50 per share, effective upon execution of this Agreement.

                  c. Advisory fee in the amount of 600,000 options of the common stock of the Company, with a cash-less exercise, exercisable for five (5) years at $0.75 per share, upon execution of this Agreement. The shares underlying the options (the "Shares") in paragraphs 2b. and c. hereof shall have piggy-back registration rights at the Company's expense with the right to include such underlying shares in the Company's next registration statement; provided, however, if the Company conducts an underwritten "firm commitment" public offering with gross proceeds of not less than $5.0 million, then the underwriter may exclude the Shares from such registration statement provided no shares of any other party other than those being sold to the public are included in the registration statement, and provided, further, that if the Shares are not included in a registration statement within one (1) year from the effective date of such registration statement, the Advisor shall have a "demand" right on one occasion only at the Company's expense to cause the Company to promptly file a registration statement and have the Shares included in a registration statement which the Company shall cause to be declared effective as soon as practicable.




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